                                     LEASE

    THIS LEASE made and entered into the 9th day of June, 1996, by and between Par III Associates, by Barry Davidson, Receiver, ("Lessor"), and Coldwater Creek Inc., a Delaware Corporation ("Lessee").

    In consideration for the mutual covenants, conditions and restrictions contained herein, and in consideration for the payment of the rental in the amounts and at the times as hereinafter specified, the parties hereto agree as follows:

    1. DESCRIPTION OF PREMISES. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, a portion of the office structure located at 1201 Ironwood Drive, Coeur d'Alene, Idaho, consisting of the intermediate entry level floor and next lower level floor, and more particularly described on Exhibit "A-1" and "A-2" attached hereto and by this reference incorporated herein.

    Specifically, this Lease shall apply to those premises referred to as the intermediate entry level floor and next lower level floor of the office structure, set forth on the site plan attached hereto as Exhibit "A-2" and by this reference incorporated herein, consisting of approximately 24,480 square feet, more or less. The parking area for the demised premises shall be located on the parking lot to the west of the leased facility. Lessee agrees to allow Lessor access to the existing warehouse building located on the Western Parking Lot and to the portions of the office structure not leased hereunder. The warehouse, together with the code required number of parking spaces adjacent thereto are specifically reserved from this lease. So long as no other tenant(s) occupy the office structure, the Lessee has the right to use portions of the Eastern Parking Lot, with the written permission of the Lessor. At such time as Lessee needs additional parking for its on-site employees, Lessee may use for employee parking the gravel area north and east of the office structure.

    Floors one and four of the office structure are not included in the demised premises. In the event Lessor leases space on floors one and four to a party other than Lessee, Lessor shall install sufficient barriers to maintain private access and security to Lesses's demised premises.

    2. TERM. The term of this Lease shall be for a period of 24 months, commencing on the 1st day of July, 1996, and ending at midnight, the 30th day of June, 1998, unless sooner renewed, or terminated, as provided for herein.

    3.  BASE RENT.

        (a) Lessee agrees to pay monthly installments of $13,666.67 as Base Rent, and a minimum of $4,000.00 per month as Additional Rent, for the demised premises, subject to adjustment as hereafter provided. The first payment will be due on or before the 1st day of July 1996, and the remaining payments on the 1st day of each succeeding month thereafter, until the expiration of this Lease. In the event that the Lessee shall take possession prior to the first of the month at which the Lease Term commences, rent for the partial month shall be prorated on a daily basis. Each monthly installment shall be paid to Lessor in advance, on or before the 1st day of the month for which said installment is due, at the address set forth herein or at such other place as shall be designated in writing by Lessor. After the 5th day of each month there shall be a late fee assessed and payable of 1% of the Base Rent for each day the rent is not received.

        (b) Lessee shall pay as Additional Rent, in addition to the Base Rent herein reserved, any taxes, assessments, utility charges, common area expenses, maintenance, management fees or insurance premiums of other operating expenses as hereinafter provided in paragraphs 8, 9, 10, 11 and 12. The minimum Additional Rent is $4,000.00 per month.

    4. OPTION TO RENEW. As long as the Lessee is not in default under the provisions of this lease, an option to renew and continue the provisions of this lease for one additional two year period will be granted by Lessor. Notice of renewal to be given by Lessee 180 days prior to expiration of initial lease term. All terms and conditions of the lease to remain the same, except for the monthly Base Rent and Additional Rent amounts, which will be increased by the cumulative total of the Consumer Price Index for all Urban Consumers for the initial two year lease term. Example: if the index increased 3% per year for the initial lease term, the new base rent amount would increase 6%. The Additional Rent as hereinafter provided would continue to be billed to Lessee as indicated in paragraphs 8, 9, 10, 11 and 12.

    5. ACCEPTANCE OF PREMISES. The Lessee, having examined the building and having made a careful and complete inspection thereof, accepts the premises in their present condition without any representations or warranties by the Lessor, its officers, agents, employees or representatives, and subject to any state of facts that a personal inspection might reveal.

    6.  SECURITY DEPOSIT.

        (a) Upon execution of this Lease, Lessee has delivered to Lessor the sum of $17,666.67 as security for the faithful performance by Lessee of all of the obligations of this Lease to be kept and performed by Lessee.

        (b) If Lessee defaults with respect to any provision of this Lease, or should Lessor make any payment on behalf of Lessee, Lessor may (but shall not be required to) use, apply or retain all or any part of said deposit in the amount of said default or payment. If any portion of said deposit is so paid or retained, Lessee shall forthwith upon Lessor's demand therefore deposit cash with Lessor in an amount sufficient to restore said deposit to its original sum. Any sums not so paid within ten (10) days of demand therefore shall bear interest at the rate of eighteen percent (18%) per annum until paid, in addition to all other remedies of Lessor in the event of default under this Lease.

        (c) Upon full and faithful performance of all of Lessee's obligations hereunder, the security deposit or its then remaining balance shall be refunded to Lessee within thirty (30) days after the expiration of the term of this Lease or any renewal or extension hereof.

    7.  USE OF PREMISES.

        (a) Use of the demised premises by Lessee shall be for general office use. Any change in use shall require the prior written consent of Lessor, which may not be unreasonably withheld.

        (b) Lessee shall neither use nor occupy the demised premises or any part thereof for any unlawful, disreputable or ultra hazardous business purpose, nor operate or conduct its business in a manner constituting a nuisance of any kind. In addition, Lessee agrees that it will not use the premises in any manner that would cause the property to be subject to an extraordinary insurance risk, or which would prevent the procurement of insurance by Lessor. Lessee shall immediately upon discovery of any unlawful, disreputable or ultra hazardous use, take action to halt such activity.

    8.  TAXES AND ASSESSMENTS.

        (a) Lessor shall pay, on or before the last day on which payment may be made without penalty or interest, all taxes, assessments, local improvement district or business improvement district assessments, or other governmental charges that shall or may during the lease term be imposed upon, or arise in connection with the use of, the demised premises or any part thereof, except as expressly modified herein. Any increase in taxes and assessments over the 1995 calendar year amount is a common area expense, a proportionate amount of which is to be paid by Lessee in accordance with paragraph 12 below.

        (b) Lessee shall be solely liable for all taxes assessed during the term of this Lease upon Lessee's personal property and trade fixtures placed, kept or maintained by Lessee in or about the demised premises.

    9.  INSURANCE.

        (a) Lessor shall acquire such insurance as it deems reasonably necessary to insure the demised premises against the risk of fire and other casualty, and for general comprehensive liability coverage. Any increase in the insurance premium over the 1995 calendar year amount shall be a common area expense, a proportionate amount of which is to be paid by Lessee in accordance with paragraph 12 below.

        (b) Lessee shall insure, and shall bear the risk of loss by fire or other casualty, all alterations, additions and improvements placed on the demised premises by Lessee, including but not necessarily limited to all inventory, equipment and trade fixtures of the Lessee.

        (c) Lessee shall provide all risk insurance against liability for bodily injury and property damage arising out of Lessee's operations, in amounts and in forms of insurance policies as may from time to time be required by Lessor, but, in any event, not less than two million dollars ($2,000,000.00) of coverage.

        (d) All insurance provided by Lessee as required by this section shall be carried in favor of Lessor and Lessee, as named insureds, as their respective interests may appear.

        (e) Lessor and Lessee each mutually release the other from every right, claim and demand which may hereafter arise in favor of either arising out of or in connection with any loss occasioned by fire and such other perils as are included in the provision of the normal All Direct Cause of Loss clause of fire insurance policies, and do hereby waive all rights of subrogation in favor of insurance carriers arising out of any such losses and sustained by either the Lessor or the Lessee in or to the premises or any property therein.

   10. UTILITIES & SERVICES. Lessor shall contract for and obtain, in its name all services including gas, sewer, water, electricity, heating and cooling costs, garbage, solid waste fees, snow removal and parking lot maintenance which shall be paid by Lessor. Such payment is a Common Area Expense, a proportionate amount of which shall be paid by lessee in accordance with paragraph 12(b) below.

   11.  MAINTENANCE.

        (a) Lessee hereby agrees to maintain the demised premises in reasonable repair and in a clean and sanitary condition, and abide by all rules and regulations of all city and county offices concerning the premises. Lessee shall provide at its sole cost all janitorial services and supplies including, without limitation, toilet supplies, paper, bulbs, tubes, ballasts, painting and carpet cleaning, to the demised premises.

    At the expiration of this Lease, the Lessee shall surrender the leased premises in good condition, reasonable wear and tear or other unavoidable casualty excepted.

        (b) Repair and maintenance of the mechanical, electrical and structural components in the building shall be paid by Lessor, and a proportionate amount of which is to be paid by Lessee as common area expenses in accordance with paragraph 12 below. Any repairs made necessary by Lessee's misuse, abuse, negligence or fault shall be paid for by Lessee.

   12.  COMMON AREA EXPENSE.

        (a) In addition to the Base Rent provided for herein, Lessee shall pay to Lessor an amount equal to Lessee's prorated share of all common area expenses in accordance with paragraph 12(b) below. Common area expenses shall include, but not be limited to: Increase in property taxes over the 1995 calendar year, assessments, insurance premium increases over the 1996 premium, building maintenance and utilities and services as provided for above, as well as general maintenance including snow removal, repairs, supplies, security, street lights, elevator and HVAC maintenance and repair, and reserves therefore, and such other services which Landlord may deem reasonable or necessary. HVAC maintenance and repair includes without limitation replacing filters, periodic maintenance and minor repairs. Failure of structural HVAC components shall be the Lessor's responsibility and shall not be considered normal maintenance and repair.

        (b) Lessee's share of all common area expenses shall be calculated as follows. So long as the Lessee is the sole tenant of the office facility, Lessee shall pay a pro rata share of any increases in taxes, assessments and insurance over the base years of 1995 and 1996, respectively (which shall be pro rated based upon the ratio of the square footage of the demised premises to the entire office facility) and 100% of the remaining common area expenses, provided that, if other tenant(s) occupy any portion of the office structure, the remaining common area expenses shall be pro rated among Lessee and any other tenants in the building based upon the ratio of the square footage of the demised premises of each tenant.

        (c) Any increase over the base amount of Lessee's Proportionate Share of Common Area Expenses shall be payable as Additional Rent by Lessee within ten (10) days after a prepared statement of actual expenses is presented to Lessee by Lessor. At Lessor's option Lessor may bill Lessee for Lessee's Share of Common Area and Direct Expenses monthly or quarterly.

   13. LEASEHOLD IMPROVEMENTS. The terms of this Lease, including Base Rent and Additional Rent contemplate that the Lessor shall not be obligated to provide any improvements or upgrades to the facility. Lessee shall have the right to make improvements to the demised premises, at its sole cost and expense, with prior written approval of Lessor for any alternations or improvements (which approval will not be unreasonably withheld), provided, however, that improvements having a cost of less than $1,000.00 in any consecutive twelve (12) month period may be made without Lessor's prior approval. Any such alterations, additions or improvements, including trade fixtures, appliances and equipment, shall become part of the premises leased herein, and shall not be removed by Lessee, unless the removal of such items would not do material physical damage to the premises, provided that Lessee may remove so much of the special telecommunications equipment installed by Lessee as will not deprive Lessor of telecommunications equipment similar to such equipment as is in the building at the inception of this Lease. Lessee shall repair all physical damage occasioned by its removal of any such telecommunication equipment.

   14. LESSOR'S COVENANTS OF TITLE. Lessor covenants and warrants as follows: That it has the full right and authority to enter into this Lease for the full term hereof; that it will deliver the leased premises free and clear of all tenancies or occupancies; that there are no title defects or other matters, except those agreed to in writing by Lessor and Lessee, which will prevent Lessee's business operations in the leased premises as provided for in this Lease; and that Lessee, so long as it shall not be in default in the performance of the covenants and agreements of this Lease to be performed by Lessee, will have, hold and enjoy quiet possession of the leased premises.

     15.  GENERAL OBLIGATIONS OF LESSEE.

          (a) Lessee shall keep the premises clean and free from rubbish, dirt and any unlawful structure, at all times. There shall be no outside storage of materials, supplies, goods, products, rubbish or other items, except in designated areas and with Lessor's prior written consent.

          (b) Lessee agrees to pay when due, all sums of money that may become due for labor, services, materials, supplies or equipment furnished or alleged to be furnished to or for Lessee upon or about the premises and which may be secured by any mechanics' or materialmen's lien against the premises or Lessor's interest therein, and will cause each such lien to be fully discharged and released at the time performance of any obligation secured by any such lien matures and/or becomes due, and shall indemnify and save Lessor harmless from any costs, expense or damage incurred as a result of such lien.

     16. INDEMNITY. Lessee shall indemnify Lessor and its agents against all expenses, liabilities and claims of every kind, including, but not limited to, reasonably attorneys' fees, by or on behalf of any person or entity, arising out of either: (1) a failure by Lessee to perform any of the terms or conditions of this Lease; (2) any injury or damage happening on or about, or arising out of the Lessee's use of the demised premises; (3) failure of Lessee to comply with any law of any governmental authority; or (4) any mechanic's lien or security interest filed against the demised premises or equipment, materials or alterations of buildings or improvements thereon.

     17.  DESTRUCTION OF PREMISES.

          (a) If any improvements placed upon the demised premises are destroyed or damaged by fire, the elements (including earthquake), or acts of war to such an extent as to render the same untenantable in whole or in substantial part, Lessor will cause the same to be properly repaired at its own expense, to the extent of any applicable insurance proceeds, with any deductible paid by Lessee in proportion to its share of any Common Area Expenses up to maximum of $3,000.00 dollars: If such total or partial destruction shall render the property unfit for occupancy or use in the manner and form theretofore used, then the rent or a fair and just proportion thereof, according to the nature and extent of the damage or injuries, shall, until the premises has been repaired and/or rebuilt and made ready for occupancy or use, be temporarily abated.

          (b) In case the premises are destroyed by fire or otherwise damaged to the extent of fifty percent (50%) or more of the total of the premises, the Lease may be terminated at the option of either Lessor or Lessee, upon written notice to the other.

          (c) In the event the improvements are damaged so that they cannot be repaired and made fit for reoccupancy within sixty (60) days from the date of damage, then the Lease may be terminated at the option of Lessee. In the event Lessee desires to exercise this option, it shall give notice thereof within ten (10) days after the occurrence of the damage, and the parties shall thereupon agree upon an architect or contractor, or both, who shall make the determination as to the period of time within which the improvements could be repaired and made fit for reoccupancy, which decision shall thereupon be binding upon the parties hereto. In the event that the parties are unable to agree upon an architect or upon a contractor within ten (10) days after the giving of the notice as provided, then Lessor and Lessee shall each appoint a contractor or architect, and the two so selected shall pick a third, and the decision of the three so selected shall be binding and final. The cost of such arbitration shall be divided equally between lessor and Lessee.

     18. CONDEMNATION. All compensation awarded or paid upon such a total or partial taking of the fee of the premises shall belong to and be the property of Lessor, whether such compensation be awarded or paid as compensation for diminution in value of the Leasehold or to the fee. Lessor shall not be entitled to any award made to Lessee for loss of business, or depreciation to and cost of removal of stock and fixtures.

     19. ADVERTISING AND SIGNS. All individual advertising, signs and displays shall be at Lessee's sole expense, and Lessee shall be fully responsible for ensuring compliance with all applicable city, county or state sign regulations or ordinances. All signs, advertising and displays shall be subject to Lessor's approval as to type and placement. Lessee shall remove signs, displays, advertisements or decorations it has placed on the premises that, in the opinion of Lessor, are offensive or otherwise objectionable. If Lessee fails to remove such signs, displays, advertisements or decorations within ten (10) days after receiving written notice from Lessor to remove them, Lessor reserves the right to enter the premises and remove them at the expense of Lessee.

     20. NOTICE OF INTENT TO VACATE. In the event that Lessee elects to vacate the premises at the end of the Lease term, Lessee to give notice in writing to Lessor to that effect at least ninety (90) days prior to the end of the original Lease term. If Lessee desires to continue to occupy the premises, a new lease agreement will need to be worked out between the parties.

     21.  ASSIGNMENTS BY LESSEE.

          (a) Lessee shall not assign, mortgage or hypothecate this Lease, or grant any security interest therein, or permit the use of the premises by any person or persons other than Lessee, or sublet the premises, or any part thereof, without the prior written consent of Lessor, which shall not be unreasonably withheld. Any attempt to do so may be deemed a default, at the option of Lessor. Any transfer of this Lease from Lessee by merger, consolidation or liquidation shall constitute an assignment for purposes of this Section 20. This Lease shall not be assigned by operation of law.

          (b) It is agreed that if a qualified lending institution requests assignment of this Leasehold interest by Lessee for security purposes solely for the purpose of lending for improvements or equipment on the demised premises, Lessor hereby gives consent to such assignment. This consent does not waive any other term or condition of this Lease.

          (c) If consent is once given by Lessor to the assignment of this Lease or any interest therein, Lessor shall not be barred from afterwards refusing to consent to any further assignment. Lessor shall not unreasonably withhold its consent to assignments of this Lease or subletting of the premises by Lessee to responsible assignees or tenants.

     22.  SURRENDER OF PREMISES.

          (a) On the last day of the term of this Lease, or in the event that the Lease be sooner terminated by agreement of the parties or otherwise, Lessee shall peaceably and quietly leave, surrender and deliver to Lessor the demised premises, broom-clean, in good order and repair, reasonable wear and tear excepted.

          (b) Lessee shall remove all its property from the premises, and all property not so removed shall be deemed abandoned by Lessee or, at Lessor's option, removed from the premises at Lessee's expense. Lessee may remove at any time any additions and improvements which it has made to the premises which can be removed without injury the structural portion of the building. It is mutually understood and agreed that Lessee, at or prior to the termination of this Lease or any renewal thereof, may remove all trade fixtures, equipment, floor covering, signs, and lighting fixtures attached or placed by Lessee in or on the demised premises. With respect to the removal of Lessee's improvements and fixtures, it shall be the duty of Lessee to restore the building to the same general condition as existed at the time Lessee obtained possession, reasonable wear and tear excepted, and to repair any and all injury or damage to the premises resulting from the removal of any fixture or improvement made by Lessee, including the restoration of all lighting fixtures.

          (c) In the event any signs are placed upon the exterior of the builing by Lessee, the same shall be painted out by Lessee, including, if necessary to make the exterior of the building appear uniform, the repainting of the entire exterior of the building in such color as Lessor may direct.

     23.  DEFAULT.

          (a) If Lessee, after written notice, should (1) fail to remedy any default in the payment of any sum due under this Lease for ten (10) days or
(2) fail to remedy any breach of any other term, covenant or condition herein within thirty (30) days, then Lessor shall have the right, at its option, without any further demand or notice and in addition to any other remedies remove all persons and property therefrom, either by a suitable action or proceeding at law or by reasonable force or otherwise, without being liable for any damage therefor. In such event, Lessor may either (1) declare this Lease at an end, in which event Lessee shall immediately pay Lessor a sum of money equal to the amount, if any, by which the then cash value of the rent reserved hereunder for the remainder of the term of the Lease exceeds the then cash reasonable rental value of the premises for the balance of the term, or (b) without terminating this Lease may relet the premises, or any part thereof, as the agent and for the account of the Lessee upon such terms and conditions as Lessor may deem advisable, in which event the rents received on such reletting shall be applied first to the expenses of such reletting--including necessary renovation and alterations of the premises, reasonable atorneys' fees, and any real estate commissions paid--and thereafter toward payment of all sums due or to become due Lessor under this Lease. If a sufficient sum shall not be realized to pay such sums and other charges, Lessee shall pay Lessor any deficiency. In no event shall Lessor be under any obligation to relet the premises for any purpose other than that specified in this Lease, which the Lessor may regard as injurious to the demised premises or the building, or to any tenant which Lessor in the exercise of reasonable discretion shall deem to be objectionable.

          (b) If Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee, or other liquidating officer is appointed for the business of Lessee, then Lessor may cancel this Lease at its option.

     24. INSPECTION. Lessee shall at any time during the term of this Lease, or any renewal or extension hereof, permit inspection of the leased premises during reasonable hours by Lessor, or Lessor's agents or representatives for and on behalf of Lessor. If at any time an entry shall be necessary for the purposes of making any repairs which are the obligation of Lessor under this Lease, Lessor or Lessor's agents may enter the premises by any reasonable means necessary to accomplish such repair.

     25. NOTICES. Unless otherwise directed by notice given pursuant to the terms of this Lease, all payments, notices or oher communications shall be given to the parties at the following addresses:

     Lessor:  Par III Associates, Barry Davidson, Receiver
              601 W. Riverside Avenue
              Spokane, WA 99201

     Lessee:  Coldwater Creek Inc.
              One Coldwater Creek Drive
              Sandpoint, ID 83864

Any notice so given shall be deemed given at the time the notice is deposited in the United States mail, either registered or certified, with postage prepaid.

     26. ATTORNEYS' FEES. In the event that it becomes necessary for either party to this Lease to seek legal advice, or if any suit, action or other proceeding shall be instituted, relating to any term or condition of this Lease, or relating to any of the rights, duties or obligations arising under it, the prevailing party shall be entitled to recover from the other party, and the other party agrees to pay to the prevailing party, whether or not the matter proceeds to final judgment or decree, in addition to costs and disbursements allowed by law, the prevailing party's reasonable attorneys' fees incurred in seeking such advise, or such sum as the trial and each appellate court may adjudge reasonable in any suit, action or other proceeding, and in any appeal therefrom.

     27. ENTIRE AGREEMENT.

         (a) This instrument contains all the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto, or their respective successors or assigns.

          (b) The receipt of rent by Lessor with knowledge of any such breach of this Lease by Lessee, or of any default on the part of Lessee in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease unless so specified in writing by Lessor. No failure on the part of Lessor to enforce any covenant or provision contained herein shall discharge or invalidate such covenant or provision or affect the right of Lessor to enforce the same in the event of any subsequent breach or default, unless so stipulated in writing by Lessor.

          (c) The receipt by Lessor of any rent or any other sum of money or any other consideration hereunder paid by Lessee after the termination in any manner of this Lease, or after Lessor has given any notice to effect such termination, shall not reinstate, continue or extend the term of this Lease, or destroy or in any manner impair the efficacy of any such notice of termination as may have been given, unless so agreed to in writing and signed by Lessor. Neither acceptance of the keys nor any other act or thing done by Lessor or any agent or employees during the term of this Lease shall be deemed to be an acceptance of a surrender of the premises, unless so stipulated in writing signed by Lessor.

     28. BENEFIT. This Lease shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

     29. AGENCY. Jim Koon, Shawn McMahon and Acuff Northwest Inc. represent the Lessor. Coldwater Creek, Inc. represent themselves and are not relying on any statements concerning the property by the Owners or their Agents. Furthermore, Coldwater Creek has done their own independent study of the premises and is taking the property in AS IS condition.

     IN WITNESS WHEREOF, the parties hereto have execute this Lease the day and year first above written.

LESSEE:                                     COLDWATER CREEK, INC.

Date  June 6, 1996                          By  /s/ Don Robson
    -----------------                         -------------------------------
                                                Its  Chief Financial Officer
                                                    -------------------------

LESSOR:                                       PAR III ASSOCIATES

Date   6-13-96                                By /s/ Barry Davidson
    -----------------                           -----------------------------
                                                 Barry Davidson, Receiver

STATE OF IDAHO             )
                           ) ss.
COUNTY OF KOOTENAI         )

     On this 6th day of June, 1996, before me, SHAWN T. McMAHON a Notary Public for the State of Idaho personally appeared DON ROBSON known or identified to me to be the CFO of Coldwater Creek Inc., a Delaware corporation, the corporation that executed that foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she is authorized to execute the said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year in this certificate first above written.


                                           /s/ SHAWN T. McMAHON
                                          ----------------------------------
                                          NOTARY PUBLIC for  Idaho
                                                            ----------------
                                          Residing at:   Hayden Lake
                                                       ---------------------
                                          Commission Expires:   7-22-2000
                                                              --------------


STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF SPOKANE          )

     On this 3rd day of June, 1996, before me, CORINNE E. NICKERL a Notary Public for the State of Washington personally appeared Barry Davidson, known or identified to me to be the Receiver of Par III Associates, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year in this certificate first above written.


                                           /s/ CORINNE E. NICKERL
                                          ----------------------------------
                                          NOTARY PUBLIC for  Washington
          [SEAL]                                            ----------------
                                          Residing at:   Spokane
                                                       ---------------------
                                          Commission Expires:   6-1-97
                                                               -------------

                                 EXHIBIT B-1

    1. Lessee's proportionate share of the demised premises is approximately 24,480 square feet, which is 53% of the total area of approximately 46,220 square feet. This proportionate share (53%) will be used for calculating common area expenses such as landscaping maintenance, increases in property taxes and increases in insurance over the base years, and any other fixed expenses.

    2. For the operating expenses such as electricity, gas, water, sewer, snowplowing and other services that vary month to month, as long as the lessee is the sole occupant of the building, the proportionate share will be 100%. If other tenants move into the building, the proportionate share will be divided among the tenants based upon comparative square footage of premises leased.

                                 EXHIBIT A-1

Tax No. 10,272                  From Copy of Survey-Kirsch Realty
                                                     11/30/76

That portion of the West half of the NE 1/4 of the NW 1/4; and that portion of the West half of Government Lot 6, all being in Section 11, Township 50
North, Range 4 W. B.M., Kootenai County, State of Idaho, being described as follows: Commencing at the Northwest corner of said Section 11; thence East along the North line of said Section, 1331.3 feet; thence South along the West line of the NE 1/4 of the NW 1/4 of said Section 11, 680.4 feet to a point on the South right of way line of Interstate Highway 90, being the true point of beginning; thence S. 85DEG.28/00" East 310.15 feet to a point on the South line of said highway; thence S. 0DEG.13'00" West, to a point on the North line of Ironwood Drive; thence Northwesterly along the North line of said Ironwood Drive, to a point of intersection with the West line of the NE 1/4 of the NW 1/4 of said Section 11; thence North along said West line to the true point of beginning.

                                 EXHIBIT A-2

                             EXISTING SITE PLAN



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